Exhibit 99.1

Mitek Reports First Quarter Fiscal 2015 Financial Results

•	Quarterly revenue up 21% year-over-year; achieved quarterly profitability

•	Mobile Deposit® grew to 3,304 financial institutions now signed, 2,744 live

•	MiSnap™ launched by additional top U.S. bank, increasing deployment to millions of users

•	Licensing of Mobile Photo Account Opening™ gains traction

SAN DIEGO – January 29, 2015 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com), the leading innovator of mobile imaging for financial transactions and identification, today announced its financial results for the first quarter of fiscal 2015, which ended December 31, 2014.

“As we report another quarter of solid financial performance, we are leveraging the success of Mobile Deposit to attack even bigger opportunities associated with identity capture and account opening,” said James B. DeBello, president and CEO of Mitek. “This past quarter we experienced strong demand for Mobile Deposit and our newest solution Mobile Photo Account Opening, and we expect to see this trend continue.”

Total revenue for the first quarter of fiscal 2015 was $5.4 million compared to total revenue of $4.5 million in the first quarter of fiscal 2014, driven by continued strong demand for Mitek’s mobile products including Mobile Deposit® and Mobile Photo Account Opening™.

GAAP net income for the first quarter of fiscal 2015 was $146,000, or breakeven per diluted share, compared to GAAP net loss of $(1.5) million, or $(0.05) per share, in the first quarter of fiscal 2014. Non-GAAP net income for the first quarter of fiscal 2015 was $1.5 million, or $0.05 per share, compared to non-GAAP net loss of $(135,000), or breakeven per diluted share, in the first quarter of fiscal 2014.

Conference Call

Mitek management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results.

To listen to the live conference call, parties in the United States and Canada should dial 888-427-9376, access code 2855818. International parties should call 719-325-2393 using access code 2855818. Please dial in approximately 15 minutes prior to the start of the call.

A live and archived webcast of the conference call will be accessible on the “Investor Relations” section of the Company’s website at www.miteksystems.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software.

About Mitek

Headquartered in San Diego, CA, Mitek (NASDAQ: MITK) is the leading innovator of mobile imaging for financial transactions and identification. Mitek’s patented mobile photo technology automatically captures images of personal and financial documents and then extracts relevant data. This enables consumers to use the Camera as a Keyboard™ to reduce friction for mobile check deposit, account opening, bill payment, insurance quoting, and many other use cases. This innovative technology is licensed by more than 3,000 organizations and used by tens of millions of consumers enabling increased customer acquisition, retention and operational efficiency. www.miteksystems.com MITK-F

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities beyond the financial services market are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the launch of Mobile Deposit® by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income (loss) and non-GAAP net income (loss) per share that exclude stock compensation expenses and intellectual property litigation expenses. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company’s underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company’s underlying business.

© 2015 Mitek Systems, Inc. All rights reserved. Mobile Photo Bill Pay®, Mobile Deposit®, Mobile Photo Account Opening™ and the Mitek Systems name and logo are registered trademarks of Mitek Systems, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

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MITEK SYSTEMS, INC.

BALANCE SHEETS

	December 31, 2014	September 30, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,784,071	$7,766,590
Short-term investments	14,160,303	16,269,170
Accounts receivable, net	3,517,770	2,955,350
Other current assets	543,815	704,409

Total current assets	31,005,959	27,695,519
Long-term investments	—	2,072,018
Property and equipment, net	1,198,963	1,293,270
Other non-current assets	42,049	42,049

Total assets	$32,246,971	$31,102,856

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,436,305	$1,792,267
Accrued payroll and related taxes	1,060,161	1,434,913
Deferred revenue, current portion	3,827,357	2,826,670
Other current liabilities	153,037	157,649

Total current liabilities	6,476,860	6,211,499
Deferred revenue, non-current portion	261,250	311,225
Other non-current liabilities	599,026	638,099

Total liabilities	7,337,136	7,160,823

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 30,654,705 and 30,521,080 issued and outstanding, respectively	30,655	30,521
Additional paid-in capital	60,769,963	59,946,288
Accumulated other comprehensive loss	(9,997)	(7,810)
Accumulated deficit	(35,880,786)	(36,026,966)

Total stockholders’ equity	24,909,835	23,942,033

Total liabilities and stockholders’ equity	$32,246,971	$31,102,856

MITEK SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,
	2014	2013
Revenue
Software	$3,746,517	$3,169,864
Maintenance and professional services	1,642,805	1,292,660

Total revenue	5,389,322	4,462,524

Operating costs and expenses
Cost of revenue-software	213,910	321,099
Cost of revenue-maintenance and professional services	283,491	249,598
Selling and marketing	1,438,066	1,849,901
Research and development	1,155,142	1,525,574
General and administrative	2,164,839	1,997,200

Total costs and expenses	5,255,448	5,943,372

Operating loss	133,874	(1,480,848)

Other income (expense), net
Interest and other expense, net	(1,050)	(1,700)
Interest and other income, net	16,253	15,209

Total other income (expense), net	15,203	13,509

Income (loss) before income taxes	149,077	(1,467,339)
Income tax (provision) benefit	(2,897)	(961)

Net income (loss)	$146,180	$(1,468,300)

Net income (loss) per share - basic	$0.00	$(0.05)

Net income (loss) per share - diluted	$0.00	$(0.05)

Shares used in calculating net loss per share - basic	30,618,097	30,402,397

Shares used in calculating net loss per share - diluted	31,173,815	30,402,397

MITEK SYSTEMS, INC.

NON-GAAP NET INCOME (LOSS) RECONCILIATION

(Unaudited)

	Three Months Ended December 31,
	2014	2013
Income (loss) before income taxes	$149,077	$(1,467,339)
Add back:
Intellectual property litigation expenses	500,742	504,328
Stock compensation expense	814,060	829,071

Non-GAAP income (loss) before income taxes	1,463,879	(133,940)
Non-GAAP provision for income taxes	(2,897)	(961)

Non-GAAP net income (loss)	$1,460,982	$(134,901)

Non-GAAP net income (loss) per share - basic	$0.05	$(0.00)

Non-GAAP net income (loss) per share - diluted	$0.05	$(0.00)

Shares used in calculating non-GAAP net income (loss) per share - basic	30,618,097	30,402,397

Shares used in calculating non-GAAP net income (loss) per share - diluted	31,173,815	30,402,397

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Mitek Contact:

Peter Salkowski

Managing Director, The Blueshirt Group

ir@miteksystems.com

858-309-1780